UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	36-3871531 (I.R.S. Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois 60062
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class
is to be registered:

5.100% Fixed-To-Floating Rate	New York Stock Exchange
Subordinated Debentures due 2053

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-181059

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                              Description of Registrant’s Securities to be Registered.

The Allstate Corporation (the “Registrant”) hereby incorporates by reference herein the description of its 5.100% Fixed-To-Floating Rate Subordinated Debentures due 2053 (the “Debentures”) to be registered hereunder, set forth under the heading “Description of the Debentures” in the Registrant’s Prospectus Supplement, dated January 3, 2013, to the Prospectus dated April 30, 2012, constituting part of the Registration Statement on Form S-3 (File No. 333-181059) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Debentures are expected to be listed on the New York Stock Exchange.

Item 2.                              Exhibits

4.1

Indenture for Subordinated Debt Securities, dated as of November 25, 1996, between the Registrant and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed December 6, 1996), as amended by the Third Supplemental Indenture dated as of July 23, 1999 (incorporated by reference to Exhibit 4.3 of the Registrant’s Form 8-K filed November 23, 1999), and as further amended by the Fourth Supplemental Indenture dated as of June 12, 2000 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed June 14, 2000).

4.2	Seventh Supplemental Indenture, dated as of January 10, 2013 (incorporated by reference to Exhibit 4.4 of the Registrant’s Form 8-K filed January 10, 2013)

4.3	Form of 5.100% Fixed-To-Floating Rate Subordinated Debentures due 2053 Certificate (included in Exhibit 4.2 above).

4.3	Series A Replacement Capital Covenant, dated May 10, 2007 (incorporated by reference to Exhibit 4.3 of the Registrant’s Form 8-K filed May 10, 2007).

4.4	Series B Replacement Capital Covenant, dated May 10, 2007 (incorporated by reference to Exhibit 4.4 of the Registrant’s Form 8-K filed May 10, 2007).

4.5	Termination of Replacement Capital Covenants, dated January 10, 2013 (incorporated by reference to Exhibit 4.8 of the Registrant’s Form 8-K filed January 10, 2013)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Mario Rizzo
Name: Mario Rizzo
Title: Senior Vice President and Treasurer

Date: January 10, 2013